Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 4th day of December, 2004, by and between Bull Creek Ranch LLC, Lessor, and SLS International, Inc., Lessee.

WITNESSETH:

That in consideration of the mutual promises and agreements herein contained, Lessor does by these presents lease unto Lessee, and Lessee hereby leases the following described real estate in Christian County, Missouri, to-wit:

That portion known as 1600 W. Jackson, Ozark, Missouri 65714 (approximately 150,000 +/- square feet of the west building) (the “Leased Premises”) (see exhibit “A”).

Lessor further agrees that Lessee, its agents, servants, employees and business invitees shall have access to and use of the common areas of the Building for purposes reasonably related to Lessee’s use of the Leased Premises.

1.     TERM.  The initial term of this lease shall be five (5) years, and it shall commence on December 4, 2004 and it shall terminate on February 28, 2010.  The parties further agree that under no circumstances shall the original fixed rent set forth in Paragraph 2 of this Lease Agreement be reduced.

Provided that Lessee is in compliance with all the terms and conditions of this Lease Agreement both at the time of Lessee’s exercise of this option and at the time the extended term is scheduled to commence, Lessee shall have the option to extend this Lease Agreement for one (1) five (5) year term.  Lessee shall exercise its option by giving Lessor one hundred eighty (180) days advance written notice.

Monthly rental for the option term shall be increased based on the change in the U.S. Consumer Price Index (CPI) the increase is calculated by multiplying the fixed rent for the initial term ($28,125.00) by a fraction, the numerator of which is the CPI (as defined below) published for the second to last month of the existing (initial or first extension) term, and the denominator of which is the CPI for March 2005 as used herein, “CPI” means the “U. S. Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100%” published by the United States Bureau of Labor Statistics or its successor (“BLS”), or the closest equivalent index hereafter published by the BLS.

2.     RENT.  As compensation for its use of the Leased Premises Lessee does covenant, promise and agree to pay unto Lessor as monthly rent for the said premises on or before the first day of each month as follows:  the sum of Eighteen Thousand Seven Hundred Fifty and no/100 Dollars ($18,750.00) for months one through twelve and Twenty Eight Thousand One Hundred Twenty Five and no/100 Dollars ($28,125.00) for months thirteen through sixty.  Lessor hereby acknowledges receipt of the first month’s rent upon the execution of this Lease Agreement.  If any rental payment due hereunder is not paid when due, the unpaid balance hereof shall draw interest at the rate of ten percent (10%) per annum from its due date until paid, which interest shall become and for all purposes of this Lease Agreement be considered as rent.

3.     USE.  The demised premises shall be used and occupied only for the purpose of general offices and manufacturing and related businesses and not otherwise.  Lessee shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use.

4.     LESSOR’S OBLIGATION TO MAINTAIN.  Lessor shall, at all times, at its sole cost and expense, provide lawn care, parking lot maintenance, keep the roof, foundation, and exterior walls of the building situated on the Leased Premises in good repair and condition, except for reasonable wear and tear, and except that Lessee shall repair any damage caused by Lessee or Lessee’s invitees.  In the event that the Leased Premises should become in need of repairs required to be made by Lessor hereunder, Lessee shall give immediate written notice thereof to Lessor, and Lessor shall proceed promptly to make such repairs; provided however, that Lessor shall not be responsible for any loss, whether by interruptions in Lessee’s business or otherwise occasioned by Lessor’s failure to make repairs for which Lessor is responsible if Lessor undertakes such repairs promptly.

5.     LESSEE’S OBLIGATION TO MAINTAIN.  Lessee shall have the obligation to maintain all parts of the premises leased to Lessee including the interior and exterior except for those specific items for which the Lessor is responsible under Paragraph 4.  Lessee shall, throughout the term of this Lease Agreement, take good care of the Leased Premises, and keep the Leased Premises in good condition and make all necessary repairs, including repairs to interior windows, doors, plumbing, electrical fixtures and heating and air conditioning system.  At the end or other termination of this Lease Agreement, Lessee shall deliver up the Leased Premises with all improvements located thereon, in good repair and condition, reasonable wear and tear or acts or omissions of Lessor only excepted.

6.      LESSEE’S IMPROVEMENTS.  Lessee shall not create any openings in the roof or exterior walls, nor shall Lessee make any substantial alterations, additions or improvements to the Leased Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld, but at its own cost and expense and in a good workmanlike manner Lessee may make such minor alterations, additions or improvements, or erect such shelves and office furnishings as it may deem desirable, without altering the basic character of the building improvements, and in each case complying with all applicable government laws, ordinances, regulations and other requirements.  All shelves, furniture, fixtures and personal property installed by Lessee must be removed by Lessee at the termination of this Lease Agreement, but without damage to the Leased Premises.

7.      TAXES AND INSURANCE. Lessee shall pay to Lessor as additional rent its proportionate share of real estate taxes, special taxes and assessments and all insurance for the property (excluding any Lessees separately taxed or charged for insurance or insurance paid).  Insurance shall include fire insurance extended coverage and all other perils coverage, Loss of rents coverage, plus all endorsements and other coverage’s deemed reasonable and necessary by Lessor.  Lessor shall notify Lessee of the amount of such charges, and Lessee shall pay Lessor such amounts within fifteen (15) days from the date of notice to it by Lessor.  Lessee’s proportionate share is the fraction, the numerator of which is gross Leasable area in the Leased Premises and the denominator of which is the total gross Leasable area of the property (excluding any Lessees separately taxed or charged for insurance), provided that if the taxes of the property are increased materially because of assessment of Lessee’s improvements at a higher rate, Lessee agrees to pay any such excess taxes.  Lessor, at Lessor’s option may bill Lessee on a monthly basis based on one-twelfth (1/12) of the estimated annual amount for taxes and insurance as estimated by Lessor, and Lessee shall pay said cost for tax and insurance with monthly minimum rent.  In the event Lessee does not make said payment monthly, Lessee shall be in default of this Lease.  Lessor, at Lessor’s option, may obtain separate taxable status for the Leased Premises, and in such event, Lessee’s tax contribution shall be based thereon.

8.      PROHIBITED USE.  Lessee will not permit the Leased Premises to be used for any purpose or in any manner, which would render the insurance thereon void, regardless of whether such insurance is held by Lessor or Lessee.

9.      INSPECTION.  Lessor and Lessor’s agents and representatives shall have the right to enter and inspect the Leased Premises at any reasonable time during normal business hours for the purpose of ascertaining the condition of the Leased Premises, or Lessee’s compliance with the terms of this Lease Agreement or in order to make such repairs as may be required to be made by the Lessor under the terms of this Lease Agreement.  Lessor shall have the right to enter the Leased Premises at any time in case of emergency, as determined by Lessor.

10.      UTILITIES.  Lessee will pay for all water, gas, electricity and other utilities used by Lessee on, or in connection with the Leased Premises.

11.      ASSIGNMENT AND SUBLETTING.  Lessee shall not assign its rights under this Lease Agreement, nor shall Lessee sublet the whole or any part of the Leased Premises, without Lessor’s prior written consent, which consent shall not be unreasonably withheld.

12.     DAMAGE TO PREMISES.  In case the Leased Premises shall be rendered untenantable by fire, explosion or other casualty, and cannot be restored within one hundred eighty (180) days after such occurrence, Lessor or Lessee may, at their option, terminate this Lease.  If the Leased Premises can be restored within one hundred eighty (180) days, this Lease shall not terminate and Lessor shall repair the Leased Premises within one hundred eighty (180) days.  Rent shall abate during the period of untenantability.  If Lessor does not repair the Leased Premises within said one hundred eighty (180) day time, Lessee may at its option, terminate this Lease Agreement and the term hereby created shall cease and terminate.

13.     LIABILITY INSURANCE. During the term of this Lease Agreement, Lessee agrees at its expense to provide and keep in force comprehensive general liability insurance with bodily injury liability limits of $1,000,000.00 per person and $2,000,000.00 per accident, protecting Lessor and Lessee against any liability to any person whomsoever for injury to person or damage to property arising out of or in connection with the Lessee’s use of the Leased Premises or in the condition of the Leased Premises.  Lessee further agrees to have the Lessor named as a named insured in said policy of insurance and to provide a copy of said policy of insurance to Lessor prior to occupying the Leased Premises.  The policy of insurance shall require thirty (30) days advance written notice to Lessor of any cancellation of the policy of insurance.  Lessor shall maintain comprehensive general liability insurance covering the parking and common areas protecting Lessor and Lessee against liability for injury to persons or damage to property resulting from Lessor’s acts or omissions.  Lessor agrees to provide and keep in force during the term hereof fire and extended coverage insuring the Leased Premises and the building in which it is situated at full replacement value and to deliver a certificate to Lessee evidencing such coverage (and renewals of such coverage).  Lessor shall not be liable to Lessee or Lessee’s employees, agents or invitees, or to any person whomsoever, for any injury to person or damage to property on or about the Leased Premises, caused by negligence or misconduct of Lessee, its agents, servants, employees or invitees, and Lessee agrees to indemnify Lessor and hold Lessor harmless from any loss, expense or claims arising out of any such damage or injury.  Lessee shall not be liable to Lessor or Lessor’s employees, agents or visitors, or to any person whomsoever, for any injury to person or damage to property on or about the Leased Premises, caused by negligence or misconduct of Lessor, its agents, servants, employees or invitees, and Lessor agrees to indemnify Lessee and hold Lessee harmless from any loss, expense or claims arising out of any such damage or injury.

14.     INDEMNIFICATION.  Lessee shall indemnify and keep indemnified and save harmless the Lessor against and from any and all claims, demands, judgments, interests and costs, and causes of action by or in behalf of any person, persons, corporation, corporations or governmental authority arising from the conduct or management of, or from any work or thing whatsoever done by Lessee in or about the Leased Premises or any part thereof or the equipment thereof during the term of this Agreement, or arising from any act of negligence of the Lessee or any of the agents, contractors, or employees of Lessee, or arising from any accident, injury or damage whatsoever, however, caused to any person or persons, or to the Property to any person, persons, corporation, or corporations, occurring on, in or about the property, or upon or under the sidewalks or streets in front thereof arising out of any act or omission to act of the Lessee, from and against all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought by or against Lessor by reason of any such claim.  The Lessor shall give written notice thereof to the Lessee and the Lessee shall resist or defend such action or proceeding, but at the sole cost and expense of Lessee.

15.     CONDEMNATION.  If the whole or any substantial part of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or should be sold to the condemning authority under threat of condemnation, this Lease Agreement shall terminate and the rent shall be abated during the unexpired portion of this Lease

Agreement.  All condemnation awards, except any award to the Lessee for interruption of Lessee’s business or to defray the cost of moving to a new location, shall be paid to and belong to the Lessor.

16.     EVENTS OF DEFAULT. The following shall be deemed Events of Default by Lessee under this Lease Agreement.

a) Lessee shall fail to pay any installment of rent due under this Lease Agreement if such failure shall continue for a period of ten (10) days after the due date thereof, with no written notice of delinquency from Lessor being required.

b) Lessee shall fail to comply with any term, provision or condition of this Lease Agreement, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof from Lessor.

17.     LESSOR’S REMEDIES.  Upon the occurrence of any Event of Default as set forth in Paragraph 15 of this Lease Agreement, Lessor shall have the option to pursue any one or more of the following remedies without any notice whatsoever:

a) Terminate this Lease Agreement and declare immediately due and payable the balance of rent for the remaining term of the Lease Agreement, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee shall fail so to do, Lessor may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof, without being liable for any claim or damages therefore and Lessee agrees to pay Lessor on demand the amount of all loss, damage, costs and expenses which Lessor may incur by reason of the Event of Default, including attorneys’ fees, costs and expenses, and Lessee further agrees that Lessor shall not be liable for any damages to Lessee’s property or business operations resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.

b) Enter upon and take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased

Premises or any part thereof, and do or cause to be done whatever Lessee is obligated to do under the terms of this Lease Agreement, except that Lessor shall not use Lessee’s trade name, signs or business identity in connection therewith, without being liable for any claim or damages therefore and Lessee agrees to pay Lessor on demand the amount of all loss, damage, costs and expenses which Lessor may incur by reason of the Event of Default, including reasonable attorneys’ fees, costs and expenses, and Lessee further agrees that Lessor shall not be liable for any damages to Lessee’s property or business operations resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedy provided by law or in equity, nor shall the pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions or conditions contained in this Lease Agreement. Failure by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions or conditions herein contained.  If any action shall be taken by Lessor to recover any rent or other charges or payments under this Lease Agreement, or for or on account of any breach of or to enforce any of the terms, provisions or conditions of this Lease Agreement or for the recovery of possession of the Leased Premises, the Lessor shall be entitled to recover from the Lessee as a part of such costs Lessor’s attorneys’ fees and court costs and all expenses related to such actions, regardless of whether suit is filed.

18.     NON-WAIVER. Neither acceptance of rent by Lessor nor failure to Lessor to complain of any action, non-action, or default of Lessee, whether singular or repetitive, shall constitute a waiver of any of Lessor’s rights hereunder.  Waiver by Lessor of any rights for any default of Lessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.  No act or thing done by Lessor or its agents shall be deemed to be an acceptance or surrender of the Property shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

19.     LESSOR’S COVENANTS.  Lessor covenants, warrants and represents that it has full right and power to execute and perform this Lease Agreement and to grant the estate demised herein and that Lessee, on payment of the rent herein reserved and performing the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease Agreement, or any extension or renewal hereof; provided however, that Lessee accepts this Lease Agreement subject and subordinate to any mortgage, deed of trust or other lien presently existing upon the Leased Premises.  Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee’s interest hereunder to any recorded mortgage, deed of trust or other lien hereinafter placed on the Leased Premises, and Lessee agrees upon demand to execute such further instruments subordinating this Lease Agreement as Lessor may request, provided such further subordination shall be upon the express condition that the rights of Lessee as set forth in the Lease Agreement shall remain in full force and effect during the term of this Lease Agreement so long as Lessee shall continue to observe and perform all of the terms, provisions and conditions of this Lease Agreement.

20.     ESTOPPEL CERTIFICATES.  Each of the parties to this Lease shall, without charge, at any time and from time to time, within five (5) days after written request by the other party, deliver a written instrument to such party or to any other person specified by such party, duly executed and acknowledged, certifying that this Lease is unmodified and in full force and effect or, if there has been any modification, that the said Lease is in full force and effect as modified, stating any and all such modifications, and specifying the dates to which the rental and other charges provided for herein have been paid.

21.     COMPLIANCE. Each provision of this Lease Agreement or of any applicable governmental law or other requirement with reference to the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken:

a) All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to the Lessor at the address herein below set forth or at such other address as the Lessor may specify from time to time by written notice, delivered in accordance herewith.

b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) when received or rejected by a person at the intended address set out below, if delivered by courier, (ii) upon electronic confirmation of receipt if sent by facsimile to the fax number set forth by the signatures of the parties hereto or (iii) whether actually received or not, when deposited in the United States mail, postage prepaid, registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below or at such other address as they have heretofore specified by written notice delivered in accordance herewith.

22.     NOTICES AND AGENT.  Whenever under the terms hereof provision is made for notice of any kind, it shall be deemed sufficient only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

Lessor:

Bull Creek Ranch, LLC

P.O. Box 366

Nixa, Mo. 65714

Lessee:

SLS International, Inc.

Change of address may be effected by giving notice as aforesaid.

All notices shall be deemed to have been given when they are mailed by registered mail or certified mail by postage prepaid, addressed as hereinabove provided or personally delivered to the addressee.

23.     SEVERABILITY.  This Agreement shall be construed in accordance with the laws of the State of Missouri.  If any clause or provision hereof is held to be illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby and shall be construed as if such provision had not been contained herein. ‘

24.     ENTIRE AGREEMENT.  This Lease Agreement, signed by Lessor and Lessee, embodies the entire agreement between the parties with respect to Lessor’s leasing the Leased Premises to Lessee.  There are no representations, terms, covenants, conditions or agreements between the parties pertaining to leasing the Leased Premises, which are not herein contained.  The terms, provisions, covenants and conditions contained in this Lease Agreement shall apply to, and inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  All rights, powers, privileges, immunities and duties of Lessor under this Lease Agreement including but not limited to any notices required to be delivered by Lessor to Lessee hereunder, may at Lessor’s option, be exercised or performed by Lessor’s agent or attorney.

IN WITNESS WHEREOF, the parties have set their hand and seal, this 4th day of December, 2004.

LESSOR:

BULL CREEK RANCH, LLC

________________________________

Richard T. Gregg, Managing Member

DATE

LESSEE:

SLS INTERNATIONAL, INC.

____________________________12/4/04

John Gott, President                           DATE

LEASE ADDENDUM

This addendum is made on this 4th day of December, 2004, for the lease dated October 6, 2004 by and between Bull Creek Ranch, LLC, Lessor, and SLS International, Inc., Lessee for the property located at 1600 W. Jackson, Ozark., Missouri.

It is now the intent of the Lessor and Lessee that the following additional terms shall become a part of the Lease Agreement.

1.     RIGHT OF FIRST REFUSAL.  Lessor hereby grants Lessee the right, at Lessee’s option, to lease the remaining Premises at the same price and upon the same terms and conditions of any bona fide offer for the lease thereof which Landlord shall at any time during the Primary Term of this Lease be ready and willing to accept. Lessee shall give Lessee written notice of all of the terms and conditions of any such bona-fide offer.  Lessee shall have fifteen (15) days from and after the receipt of such notice from Lessor in which to exercise its right to lease the remaining Premises by giving written notice to Lessor.

2.     OPTION TO PURCHASE.  Lessee shall have the right to purchase the leased property at anytime during the original term of this lease by giving Lessor sixty (60) days written notice of its intent.  If Lessee exercises this option during the first year of the lease the purchase price shall be $3,500,000.00.  The purchase price shall be increased by 5% of the $3,500,000.00 price each year of the lease term. Lessor and Lessee shall share equally all costs associated with dividing the property.

All other terms and conditions shall remain the same.

Lessor:  Bull Creek Ranch, LLC

Lessee:  SLS International, Inc.

___________________________

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